Exhibit 99.3

Press Release

MICROMET, INC. REPORTS CANCERVAX’S FIRST QUARTER 2006 FINANCIAL RESULTS

Merger of Micromet AG and CancerVax Corporation Has Created Biopharmaceutical Company with Highly Differentiated Pipeline of Antibody-Based Drug Candidates

Carlsbad, CA – May 10, 2006 – Micromet, Inc. (NASDAQ: MITI), a transatlantic biopharmaceutical company created through the merger of CancerVax Corporation and Micromet AG, announced today CancerVax’s unaudited financial results for the first quarter of 2006. For the first quarter ended March 31, 2006, CancerVax reported a net loss of $8.0 million, or $0.29 per share, as compared to a net loss of $6.6 million, or $0.24 per share, for the same period in 2005.

Cash, cash equivalents and securities available-for-sale for CancerVax and, on a pro forma basis, for Micromet, Inc. as of March 31, 2006, were $43.5 million and $53.3 million respectively.

“Micromet, Inc. makes its debut with a highly differentiated pipeline of antibody-based therapeutics, a unique technology platform and an experienced management team.” said Christian Itin, Ph.D., President and CEO of Micromet, Inc. “With many of our clinical programs reaching important milestones this year, we expect strong newsflow over the next months.”

Financial Review

In the first quarter ended March 31, 2006, CancerVax recognized revenues of $0.5 million, compared to $6.6 million for the comparable period in 2005. Revenues for the quarter ended March 31, 2006 consisted of collaborative research and development revenues of $0.5 million from our collaboration agreement with Serono. Revenues for the quarter ended March 31, 2005 consisted of license fee revenues of $1.9 million and collaborative research and development revenues of $4.7 million from our collaboration agreement with Serono.

License fee revenues represent the portion of the $25.0 million up-front fee received from Serono in January 2005 recognized as revenue. As a result of the Company’s decision to discontinue all further Canvaxin development and manufacturing activities, CancerVax has no further substantive performance obligations to Serono under the collaboration agreement related to the ongoing development and commercialization of Canvaxin. Accordingly, the remaining deferred up-front license fee from Serono was recognized as revenue in the third quarter of 2005. Collaborative research and development revenues represent Serono’s 50% share of the Company’s development expenses associated with Canvaxin under the collaboration agreement.

Total operating expenses were $8.6 million for the first quarter ended March 31, 2006, as compared to $13.6 million for the comparable period in 2005. The decrease in operating expenses relates primarily to lower operating expenses resulting from the discontinuance of the Company’s Canvaxin Phase 3 clinical trials and the closure of the Company’s manufacturing and warehouse facilities. The decrease in operating expenses was offset by increased operating expenses related to non-cash restructuring, impairment and share-based compensation charges and legal fees associated with the merger of CancerVax Corporation and Micromet AG.

Summary of First Quarter 2006 Events

As previously announced on January 9, 2006, CancerVax Corporation entered into a definitive agreement to merge with Micromet AG, a private, Munich, Germany-based biopharmaceutical company. The merger was approved by CancerVax stockholders on May 3, 2006 and completed on May 5, 2006, creating Micromet, Inc., a transatlantic, NASDAQ-listed company with a highly differentiated clinical and preclinical pipeline of antibody-based therapeutics. On May 8, 2006, Micromet ´s common stock began trading on the NASDAQ National Market under the ticker symbol “MITI”.

An IND (Investigational New Drug application) was filed in March 2006 to initiate a Phase 1 clinical trial to evaluate the safety and tolerability of its humanized monoclonal antibody D93 in the treatment of patients with solid tumors. The FDA accepted the IND in April 2006, and Micromet, Inc. plans to initiate the Phase 1 clinical trial later in the year.

Research was presented concerning D93 at the 97th Annual Meeting of the American Association for Cancer Research (AACR). The data demonstrated that D93 inhibited human breast and pancreatic tumor growth in animal models.

Following the end of the first quarter, the Company assigned its lease to another biotechnology company for its biologics manufacturing facility in Marina Del Rey, California and has entered into a sub-lease agreement for a significant portion of the Carlsbad, California corporate and research and development facility.

2006 Outlook

•	Micromet, Inc. expects Phase 2 clinical trial results for Adecatumumab (MT201) in patients with metastatic breast cancer and in patients with prostate cancer later in 2006.

•	Micromet, Inc. expects Phase 1 clinical trial results for MT103 in the treatment of patients with non-Hodgkin’s lymphoma by the end of 2006.

•	Micromet, Inc. plans to initiate a Phase 1 clinical trial of D93 in patients with solid tumors later in 2006.

•	Throughout 2006, Micromet, Inc. plans to advance its preclinical development programs for MT110, MT203 and MT204 and to discover new product candidates.

•	Micromet, Inc. will also continue to pursue opportunities to outlicense three EGFR product candidates originally licensed by CancerVax.

Conference Call and Webcast Today at 9:00am Eastern Time

Micromet, Inc. will host a conference call today to discuss the first quarter 2006 financial results at 9:00am Eastern Time. A live audio webcast of management’s presentation will be available at www.micromet-inc.com. Alternatively, callers may participate in the conference call by dialing 800-573-4842 (domestic) or 617-224-4327 (international). The passcode for the conference call is 68067776. A replay of the call can be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and the passcode is 91206851.

About Micromet, Inc. ( www.micromet-inc.com )

Micromet, Inc. is a biopharmaceutical company with a focus on the development of novel, proprietary antibody-based products for cancer and inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. Adecatumumab (MT201), a recombinant human monoclonal antibody, is being evaluated in Phase 2 clinical trials for the treatment of patients with breast cancer and prostate cancer. MT103 is being studied in a Phase 1 clinical trial for the treatment of patients with non-Hodgkin’s lymphoma. Micromet has established a drug development platform based on its BiTE® technology, a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Micromet has established collaborations with MedImmune, Inc. and Serono.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the effects and anticipated synergies of the merger, the efficacy, safety, and intended utilization of the Companies’ respective product candidates, the conduct and results of future clinical trials, and plans regarding regulatory filings, future research, discovery of new product candidates, and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include difficulties encountered in integrating merged businesses, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that we may not be able to complete the proposed transaction, the risk that CancerVax and Micromet will not obtain approval to market our products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in our periodic reports and other filings with the SEC.

Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. CancerVax undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CancerVax Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2006	2005
Assets
Cash, cash equivalents and securities available-for-sale	$43,509	$51,195
Receivables under collaborative agreement	434	1,695
Property and equipment, net	96	1,805
Goodwill and patents, net	6,221	6,223
Other assets	3,123	2,379

Total assets	$53,383	$63,297

Liabilities and stockholders’ equity
Current liabilities	$26,770	$29,540
Other liabilities	421	1,046
Total stockholders’ equity	26,192	32,711

Total liabilities and stockholders’ equity	$53,383	$63,297

CancerVax Corporation Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
License fee	$–	$1,899
Collaborative research and development	452	4,727
Total revenues	452	6,626
Operating expenses:
Research and development	2,416	10,084
General and administrative	3,099	3,518
Restructuring charges	2,733	–
Impairment of long-lived assets	358	–
Total operating expenses	8,606	13,602
Interest income, net	141	363

Net loss	$(8,013)	$(6,613)

Basic and diluted net loss per share	$(0.29)	$(0.24)

Weighted average shares used to compute basic and diluted net loss per share	27,960	27,797

Contacts:

Investors:

William R. La Rue

SVP & Chief Financial Officer

+1 760-494-4200

Ines-Regina Buth

+1 760-494-4235 (US)

+49 (0)89 895277 221 (Europe)

ines.buth@micromet-inc.com

Media Europe:

Evelyn Wolf

+49 (0)89 895277 220

evelyn.wolf@micromet-inc.com

Media US:

Susan Noonan

(212) 966-3650

susan@sanoonan.com

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